UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2007
BIOMET, INC. (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12515 (Commission File Number)	35-1418342 (IRS Employer Identification No.)
56 East Bell Drive Warsaw, Indiana 46582 (Address of principal executive offices, including zip code)
(574) 267-6639 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senior Vice President and Chief Financial Officer

On May 14, 2007, Biomet, Inc. (“Biomet” or the “Company”) announced the appointment of Daniel P. Florin, age 43, as Senior Vice President and Chief Financial Officer, effective as of June 5, 2007.  Mr. Florin is currently Vice President and Corporate Controller for Boston Scientific Corporation where he has held that position for the past six years.  He has approximately 16 years of financial officer/controller experience in the medical device industry and approximately five years of public accounting and auditing experience. Since July 1995, Mr. Florin served in financial leadership positions within Boston Scientific Corporation and its various business units prior to being appointed as Corporate Controller in 2001 (Vice President and Corporate Controller from January 2001 to present; Vice President, Finance—BSC Interventional Cardiology from July 1996 to December 2000; Group Controller Non-Vascular Business from January 1996 to June 1996; and Group Controller, BSC Vascular Business from July 1995 to December 1995).  From October 1990 to July 1995 he served in a number of finance, accounting and leadership positions for C.R. Bard, Inc.  He began his career in the audit services practice of Deloitte & Touche in New Jersey.  Mr. Florin received a bachelors degree of business administration, with a concentration in accounting, from the University of Notre Dame and a executive masters degree in business administration from Boston University.  He is also a certified public accountant and member of the American Institute of Certified Public Accountants.

J. Pat Richardson, currently Interim Chief Financial Officer, will continue in his role as Biomet’s Vice President—Finance and Treasurer once Mr. Florin begins his employment on June 5, 2007.

Pursuant to an offer of employment, Mr. Florin will receive, among other benefits, a base salary of $350,000 per year, an opportunity to earn an annual bonus of 100% of base salary for on-target performance beginning in fiscal 2008, a one-time signing bonus of $125,000, a car allowance and other customary benefits.  Biomet will also purchase Mr. Florin’s current residence at its appraised value, as determined by the average of two independent appraisals, and if Mr. Florin recognizes any income on the sale of his residence to Biomet, Biomet will reimburse him for the additional income tax burden.  Mr. Florin will also receive other customary relocation benefits.

Subject to compliance with applicable state and federal securities laws, and subject to closing of the merger agreement, Mr. Florin will be granted an equity interest in the Company or one of its affiliates pursuant to an equity incentive plan, the terms and conditions of which will be determined by the private equity firms that control LVB Acquisition, LLC. Mr. Florin’s equity interest will be commensurate with his position with the Company.

In the event that the merger agreement is terminated, Mr. Florin will be granted an equity award after such termination and annually thereafter (if still employed) commencing on or after October 31, 2007, each with a nominal value of no less than $1,000,000 on the date of each grant.  Each award shall vest in five equal installments on the first five anniversaries of the grant date.  Biomet’s Compensation Committee will have the discretion as to the form of this benefit, expected to be 50% in stock options and 50% in restricted stock or restricted stock units.  Up to four-sevenths of each annual equity award may be granted in the form of restricted stock or restricted stock units the vesting of which will be contingent on the achievement of performance goals.  If the transaction contemplated by the merger agreement is consummated, Mr. Florin will not receive this benefit.  The options will be subject to the terms and conditions applicable to options granted under Biomet, Inc.’s 2006 Equity Incentive Plan, as described in that Plan and the applicable stock option agreement.

In connection with his employment, the Company entered into a change in control agreement with Mr. Florin, which is similar to the agreements entered into with other similarly-situated executives at the Company. The agreement is intended to provide for continuity of management in the event of a change in control of the Company (other than the transaction contemplated by the merger agreement with LVB Acquisition, LLC). The agreement has an initial term that ends May 14, 2009, and provides for automatic extensions, beginning on May 14, 2008, in one-year increments, unless either Biomet or Mr. Florin gives prior notice of termination or a change in control shall have occurred prior to May 14 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 24 months beyond the month in which such change in control occurred. During the 24 month period following a change in control, Biomet agrees to continue to employ Mr. Florin and Mr. Florin agrees to remain in the employ of Biomet. The change in control agreement automatically terminates and is canceled immediately prior to the closing of the transaction contemplated by the merger agreement with LVB Acquisition, LLC.

The change in control agreement provides that Mr. Florin could be entitled to certain severance benefits only following both a change in control of Biomet (other than the transaction completed by the merger agreement with LVB Acquisition, LLC) and termination of employment. If, following a change in control, Mr. Florin dies or is terminated by Biomet for any reason other than for cause (as defined in the agreement) or disability, or by Mr. Florin for good reason (as defined in the agreement), Mr. Florin would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary, target bonus, annual contributions made by Biomet to all qualified retirement plans on behalf of Mr. Florin and his total annual car allowance. In addition, (1) Mr. Florin would receive a payout of his unpaid annual base salary, target bonus and other accrued compensation and benefits through the end of the fiscal year containing the termination date, (2) Biomet will pay him a lump sum cash stipend equal to 24 times the monthly premium then charged for family coverage under Biomet’s medical and dental plans, and (3) Mr. Florin would receive life insurance and long-term disability benefits, or the cash equivalent if not available, substantially similar to those that he is receiving immediately prior to the notice of termination for a 24-month period after the date of termination. Further, all outstanding stock options granted to Mr. Florin would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. In addition, in the event that any payments made to Mr. Florin in connection with a change in control and termination of employment would be subject to excise taxes under the Internal Revenue Code, Biomet will “gross up” his compensation to fully offset such excise taxes.

Severance benefits, other than the life insurance and long-term disability benefits, are generally not subject to mitigation or reduction. To receive the severance benefits provided under the agreement, Mr. Florin must sign a general release of claims. The agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

The above descriptions of his offer of employment and his change in control agreement are qualified in their entirety by reference to the copies of such agreements filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.  The full text of the press release announcing Mr. Florin’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Offer of Employment with Daniel P. Florin dated May 10, 2007

10.2	Change in Control Agreement with Daniel P. Florin dated May 14, 2007
99.1	Press Release dated May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President,
General Counsel and Secretary

Date: May 15, 2007